Exhibit 21.1

NYSE EURONEXT

SUBSIDIARIES AND AFFILIATES

Name	State/Jurisdiction of Incorporation
NYSE Group, Inc.[1]	Delaware
New York Stock Exchange LLC[2]	New York
NYSE Market, Inc.[3]	Delaware
NYSE Regulation, Inc.[3]	New York
Stock Clearing Corporation[3]	New York
Newex Corporation[3]	New York
Newin Corporation[3]	New York
Securities Industry Automation Corporation[3]	New York
NYSE TransactTools, Inc.[4]	New York
Archipelago Holdings, Inc.[2]	Delaware
Archipelago Trading Services, Inc.[5]	Florida
Archipelago Direct, L.L.C.[5]	Delaware
NYSE Arca, L.L.C.[5]	Delaware
Archipelago Market Data Services, L.L.C.[5]	Delaware
Archipelago Securities, L.L.C.[5]	Delaware
NYSE Arca Holdings, Inc.[5]	Delaware
NYSE Arca, Inc.[6]	Delaware
NYSE Arca Equities, Inc.[7]	Delaware
TransactTools, Inc.[2]	Delaware
Pacific Board of Trade[7]	California
FINRA/NYSE Trade Reporting Facility LLC[8]	Delaware
Wombat Financial Software, Inc.[9]	Nevada
Harco Technology Ltd.[10]	England
Wombat Financial Software Europe Limited[10]	Northern Ireland
NYSE Euronext (International) B.V.[1]	Netherlands
NYSE Euronext (Holding) N.V. [11]	Netherlands
Euronext N.V.[12]	Netherlands
Euronext Amsterdam N.V.[13]	Netherlands
Euronext France S.A.S.[13]	France
Euronext Brussels S.A./N.V.[14]	Belgium

[1]	Wholly owned subsidiary of NYSE Euronext
[2]	Wholly owned subsidiary of NYSE Group, Inc.
[3]	Wholly owned subsidiary of New York Stock Exchange LLC
[4]	Wholly owned subsidiary of Securities Industry Automation Corporation
[5]	Wholly owned subsidiary of Archipelago Holdings, Inc.
[6]	Wholly owned subsidiary of NYSE Arca Holdings, Inc.
[7]	Wholly owned subsidiary of NYSE Arca, Inc.
[8]	Wholly owned subsidiary of NYSE Market, Inc.
[9]	Wholly owned subsidiary of TransactTools, Inc.
[10]	Wholly owned subsidiary of Wombat Financial Software, Inc.
[11]	Wholly owned subsidiary of NYSE Euronext (International) B.V.
[12]	97% owned subsidiary of NYSE Euronext (Holding) N.V.
[13]	Wholly owned subsidiary of Euronext N.V.

Name	State/Jurisdiction of Incorporation
Euronext Lisbon – Sociedade Gestora de Mercados Regulamentados, S.A.[13]	Portugal
Euronext IFCS BVBA[13]	Belgium
Euronext Paris S.A.[15]	France
BlueNext S.A.[16]	France
Euronext Holdings UK Ltd.[17]	United Kingdom
Euronext UK Ltd.[18]	United Kingdom
TransactTools Ltd.[18]	United Kingdom
Archipelago Europe, Ltd.[18]	United Kingdom
Euronext Indices B.V.[19]	Netherlands
Euronext Amsterdam International B.V.[19]	Netherlands
Euronext Amsterdam Clearing & Depository N.V.[19]	Netherlands
Euronext Amsterdam Intermediary B.V.[20]	Netherlands
Euronext Real Estate S.A./N.V.[21]	Belgium
Interbolsa — Sociedade Gestora de Sistemas de Liquidaçao e de Sistemas Centralizados de Valores Mobilarios, S.A.[22]	Portugal
Financière Montmartre[23]	France
GL TRADE S.A.[24]	France
GL Multimedia@ S.A.[25]	France
S.E.P.B. S.A.[26]	France
La Financière Événement[26]	France
GL Trade Americas Inc.[27]	United States
GL Trade Ltd[28]	United Kingdom
GL Trade A.G.[28]	Germany
GL Trade Iberica S.L.[28]	Spain
GL Trade Suisse S.A. [28]	Switzerland
GL Trade B.V.[28]	Netherlands
GL Trade Solutions PTE Ltd[28]	Singapore
GL Trade Japan KK28	Japan
GLESIA[29]	Italy
GL T Software Unipessoal Lda[28]	Portugal
GL Trade South Africa PTY Ltd[28]	South Africa
Ubitrade S.A.[28]	France

[14]	80% owned subsidiary of Euronext N.V.; 19% owned subsidiary of Euronext Paris S.A.; 1% owned subsidiary of Euronext Lisbon – Sociedade Gestora de Mercados Regulamentados, S.A.
[15]	Wholly owned subsidiary of Euronext France S.A.S.
[16]	60% owned by Euronext Paris S.A.
[17]	Wholly owned subsidiary of Euronext N.V.
[18]	Wholly owned subsidiary of Euronext Holdings UK Ltd.
[19]	Wholly owned subsidiary of Euronext Amsterdam N.V.
[20]	Wholly owned subsidiary of Euronext Amsterdam Clearing & Depository N.V.
[21]	99.84% owned by Euronext Brussels S.A./N.V. and 0.16% owned by Euronext Paris S.A.
[22]	Wholly owned subsidiary of Euronext Lisbon – Sociedade Gestora de Mercados Regulamentados, S.A.
[23]	55.77% owned subsidiary of Euronext Paris S.A.
[24]	55.16% owned subsidiary of Financière Monmartre; 8.18% owned subsidiary of Euronext Paris S.A.
[25]	82.04% owned subsidiary of GL TRADE S.A.; 17.96% owned by Euronext Paris S.A.
[26]	Wholly owned subsidiary of Euronext Paris S.A.
[27]	100% owned subsidiary of GL Trade Holdings Inc.
[28]	Wholly owned subsidiary of GL Trade S.A.
[29]	51% owned subsidiary of GL Trade S.A.

Name	State/Jurisdiction of Incorporation
GL Trade MENA[30]	Tunisia
Ubitrade OSI[30]	Tunisia
GL Trade Systems Ltd HK28	Hong Kong
GL Trade Australia PTY Ltd[28]	Australia
GL Settle Ltd[28]	United Kingdom
GL Trade Belgium S.A. [28]	Belgium
GL Trade Holdings Inc[28]	United States
GL Trade Overseas Inc.[28]	United States
GL Settle Inc (ex OASIS)[27]	United States
GL Bilglsayar Hizmetleri Ticaret Ltd. Sirketi[28]	Turkey
Euronext London Limited[26]	United Kingdom
LIFFE (Holdings) plc[31]	United Kingdom
The London Commodity Exchange 1986 Limited[32]	United Kingdom
Swapsconnect Ltd[32]	United Kingdom
CScreen Ltd[32]	United Kingdom
LIFFE Ventures Inc.[32]	United States
LIFFE Ventures II Inc.[32]	United States
Secfinex Limited[33]	United Kingdom
NQLX LLC[34]	United States
LIFFE Futures plc[32]	United Kingdom
The London Futures and Options Exchange Limited[32]	United Kingdom
LIFFE Nominees Limited[32]	United Kingdom
LIFFE USA Limited[32]	United Kingdom
LIFFE Development Limited[32]	United Kingdom
LIFFE Services Limited[32]	United Kingdom
The Baltic Futures Exchange[32]	United Kingdom
B.F.E. Debenture Company No. 1 Limited[32]	United Kingdom
LIFFE Options plc[32]	United Kingdom
LIFFE Limited[32]	United Kingdom
LIFFE Trustees Limited[32]	United Kingdom
London Traded Options Market Limited[32]	United Kingdom
LIFFE Administration & Management[32]	United Kingdom
Hugin Group B.V.[35]	Netherlands
Hugin SAS[36]	France
Hugin AS36	Norway
Hugin Norge AS37	Norway
Hugin Online A/S37	Denmark
Hugin ForetaksFakta AB37	Sweden
Hugin Investor Relations Services OY37	Finland
Hugin AG37	Switzerland

[30]	Wholly owned subsidiary of Ubitrade S.A.
[31]	Wholly owned subsidiary of Euronext UK Ltd.
[32]	Wholly owned subsidiary of LIFFE (Holdings) plc
[33]	51% owned by LIFFE (Holdings) plc
[34]	98% owned subsidiary of LIFFE Ventures Inc.; 2% owned subsidiary of LIFFE Ventures II Inc.
[35]	Wholly owned by Euronext France S.A.S.
[36]	Wholly owned subsidiary of Hugin Group B.V.
[37]	Wholly owned subsidiary of Hugin AS

Name	State/Jurisdiction of Incorporation
Hugin IR Services Deutschland GmbH[37]	Germany
Hugin (U.K.) Ltd.[37]	United Kingdom
Hugin IR Services B.V.[37]	Netherlands
Directnews AG37	Germany